Form N-SAR,
Sub-Item 77Q1(a)
Copies of any material amendments
to the registrants charter

Nuveen California Intermediate Municipal Bond Fund,
A series of Nuveen Multistate Trust II (the  Trust )

811-07755


On August 5, 2016, under Conformed Submission Form
485APOS, accession number, 0001193125-16-673386,
a copy of the Amended Designation of Series of Shares of Beneficial Interest dated August 3, 2016, considered to be an amendment to the Declaration of Trust of the above-referenced Trust, was filed with the SEC as exhibit 99.A.4 to the Registration Statement and is herein incorporated by reference as an exhibit to the Sub-Item 77Q1(a) of Form N-SAR.